UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2013

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

As described in this Current Report, during the first quarter of 2013, 3M completed a realignment of its business groups (segments) to better serve its global markets and customers. In addition, 3M realigned its geographic area reporting to include Puerto Rico in the United States, rather than in the Latin America/Canada region. This Current Report includes supplemental unaudited historical business segment sales and operating income information to reflect the business segment realignments on both an annual and quarterly basis for the years ended December 31, 2012, 2011 and 2010 and supplemental unaudited historical geographic area sales and operating income information to reflect the geographic area realignment on an annual basis for the years ended December 31, 2012, 2011 and 2010 (all furnished hereunder as Exhibit 99 and incorporated herein by reference). The Company did not operate under the realigned business segment or geographic area structure for any of these prior periods and will begin to report comparative results under the new structure with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99

Supplemental unaudited historical business segment and geographic area information based on segment and geographic area realignments effected during the first quarter of 2013 (furnished pursuant to Item 2.02 hereof)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ David W. Meline
David W. Meline,
Senior Vice President and Chief Financial Officer

Dated: March 1, 2013